Exhibit 10.1

Alto Group Holdings, Inc.                                       Letter of Intent
110 Wall Street11th Floor
New York, NY 10005-3198
Phone: 212-709-8036
Fax: 212-943-2300

                              September 29th, 2009

     This Letter of Intent is between Mateo Mining, Inc., a Delaware Corporation with offices located at 12 Hillside Avenue New York 11050 hereinafter referred to as "Mateo", and ALTO Group Holdings, Inc., a Nevada Corporation with offices located at 110 Wall Street 11 Floor New York, N.Y. 10005 hereinafter referred to as "ALTO". Mateo and ALTO may also be referred to as the "Parties" or individually as a "Party."

WHEREAS; ALTO has an interest in entering into an agreement with Mateo pursuant to which ALTO shall acquire all the rights and assets of Mateo existing now and acquired in the interim time period between the date hereof and the date of execution of a Final definitive Agreement between the parties. The Final Definitive Agreement will be mutually defined and drafted by the parties within 20 days from the signing of this binding letter of intent ("LOI"); and

WHEREAS; Mateo will not enter into any other agreements with regard to the sale of any of its rights and/or assets during the term of this agreement; and

WHEREAS; ALTO and Mateo will enter into a stand still period for 20 days to complete due diligence and draft a final agreement; and

WHEREAS; ALTO wishes to have Mateo conduct bulk sampling as part of its due diligence before the Final Definitive Agreement is drafted between both parties; and

WHEREAS; ALTO agrees to make an immediate payment of a total of $115,000 to Mateo at an account designated by management to complete the bulk sample testing, pay outstanding bills and have Mateo stand still during this due diligence period, with such amount to count against any total amounts due under the Final Definitive Agreement.

THEREFORE NOW, both Mateo and ALTO have agreed on the terms listed herein and understand this letter of intent is valid and binding for 20 days from the date hereof.

For MATEO MINING INC.                       For ALTO Group Holdings, Inc.


By: /s/ Mark Klok                           By: /s/ Natalie Bannister
   --------------------------------             --------------------------------
   Mark Klok, President                         Natalie Bannister, Chairman